EXHIBIT 99.1

Duos Technologies Group Reports Second Quarter and Six Month 2020 Results

August 13, 2020

Incrementally Improved Quarterly Results Year-Over-Year

Expected Upside in the Second Half of 2020 in Challenging Market Environment

JACKSONVILLE, FL / ACCESSWIRE / August 13, 2020 / Duos Technologies Group, Inc. ("Duos" or the "Company") (NASDAQ:DUOT), a provider of intelligent security analytical technology solutions, reported financial results for the second quarter ended June 30, 2020.

Second Quarter 2020 and Recent Operational Highlights

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Awarded a $2.1 million contract by an existing class one railroad customer to integrate up to one hundred (100) artificial intelligent ("AI") use cases into its proprietary centraco® platform for future use by the railroad in its automation-focused efforts.

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Awarded $945,000 follow-on contract for Monroe County Sheriff's office in Florida to provide the Company's Intelligent Correctional Automation System, icas™, which is expected to be implemented starting in late 2020 and completed in 2021.

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Awarded a $1.8 million contract for a turn-key Rail Inspection Portal (rip®), which is expected to be completed by the end of the third quarter of this year.

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Recently executed master service agreement with major railroad customer covering service and support and upgrades to existing installations.

Second Quarter 2020 Financial Results

It should be noted that the following Financial Results represent the consolidation of the Company with its subsidiaries Duos Technologies, Inc. and truevue360™.

Total revenue increased 47% to $1.98 million compared to $1.35 million in the same quarterly period last year. The increase in total revenue for the quarter was due to completion of customer contracts during the quarter.

Gross profit increased 324% to $739,000 (37% of total revenue) compared to $174,000 (13% of total revenue) in the same quarterly period last year. The increase in gross profit was due to the increase in revenues during the quarter.

Operating expenses increased 2% to $2.17 million from $2.12 million in the same quarterly period last year. The minimal increase in expenses was due to due to anticipation of customer contracts that were delayed due to the COVID-19 pandemic, which was mostly offset by reduced hiring plans during the quarter in response to the pandemic.

Net loss totaled $1.47 million, an improvement from net loss of $1.95 million in the same quarter a year-ago. The decrease in net loss was primarily attributable to both higher revenues and reduction of costs given the anticipated impact of certain business delays.

Cash and cash equivalents at quarter-end totaled $5.37 million, compared to $56,000 at December 31, 2019.

Six Month 2020 Financial Results

Total revenue decreased 48% to $2.97 million from $5.70 million in the same period last year. The decrease in total revenue was driven by a slowdown in overall business bookings during the first six months due to delays in executing new contracts and certain travel restrictions.

Gross profit decreased 63% to $842,000 (28.3% of total revenue) from $2.31 million (40.5% of total revenue) in the same period last year. The decrease in gross profit was mainly the result of lower revenues during the six-month period and the proportion of costs allocated to projects being higher as a percentage against lower revenues.

Operating expenses increased 4% to $4.36 million from $4.21 million in the same period last year. The increase in operating expenses was primarily due to certain one-time expenditures related to the Company's capital raise earlier in the year. The Company has taken actions to reduce certain expenditures to align its spending with the current slowdown in revenues due to delays in execution of existing projects.

Net loss totaled $3.61 million, compared to a net loss of $1.91 million in the same period a year-ago. The greater net loss was primarily attributable to the effect of lower overall revenues during the six-month period.

Management Commentary

"In the second quarter we generated incrementally improved year-over-year results in the face of ongoing, difficult market conditions, and we believe we have effectively adapted our organization to the new normal working environment," said Duos Chairman and CEO Gianni Arcaini. "Deal flow in recent months has begun to resume as evidenced by a few of the notable contracts we were awarded during the period. We are also encouraged by the strength of our pipeline, which continues to portend a backloaded second half as many of the contracts that were delayed by COVID are now being revisited. In the meantime, we've taken decisive measures to control our operational costs to support the long-term viability of our business. As conditions improve, we'll look to make additional adjustments to address our anticipated increased demand over the coming quarters.

"Looking to the future, the Board of Directors remains focused on finding a replacement for the CEO position with the right mix of technical acumen, sales experience and leadership abilities to guide our Company into its next phase of growth. As organizations the world over are looking increasingly to leverage technology to automate and streamline processes in a more distributed fashion, the opportunity for Duos continues to grow. While some timelines have been pushed out, we are confident that the broad applicability of our solutions will enable us to take advantage of this accelerated digital transformation over the long term."

Conference Call

The Company's management will host a conference call today, Thursday, August 13, 2020 at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to discuss these results, followed by a question and answer period.

Date: Thursday, August 13, 2020
Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)
U.S. dial-in: (877) 407-3088
International dial-in: +1 (201) 389-0927
Confirmation: 13708192

Please call the conference telephone number 5-10 minutes prior to the start time of the conference call. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

The conference call will be broadcasted live via telephone and available for online replay via the investor section of the Company's website here.

About Duos Technologies Group, Inc.

Duos Technologies Group, Inc. (Nasdaq: DUOT), based in Jacksonville, Florida, through its wholly owned subsidiary, Duos Technologies, Inc., provides advanced, analytical technology solutions with a strong portfolio of intellectual property. The Company's core competencies include intelligent technologies that combine machine learning, artificial intelligence and advanced video analytics that are delivered through its proprietary integrated enterprise command and control centraco® platform. The Company provides its broad range of technology solutions with an emphasis on mission critical security, inspection and operations within the rail transportation, retail, petrochemical, government, and banking sectors. Duos Technologies also offers professional and consulting services for large data centers. For more information, visit www.duostech.com.

Forward Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things our plans, strategies and prospects -- both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions and those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission. All forward-looking statements attributable to Duos Technologies Group, Inc. or a person acting on its behalf are expressly qualified in their entirety by this cautionary language.

Contacts:

Corporate
Tracie Hutchins
Duos Technologies Group, Inc. (Nasdaq: DUOT)
(904) 652-1601
tlh@duostech.com

Investor Relations
Matt Glover or Tom Colton
Gateway Investor Relations
(949) 574-3860
DUOT@GatewayIR.com